Exhibit 32.1
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
     I, Steven J. Heyer, the Chief Executive Officer of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), certify that (i) the Form 10-K for the fiscal year ended December 31, 2006 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Starwood.

/s/ Steven J. Heyer

Steven J. Heyer
Chief Executive Officer
Starwood Hotels & Resorts Worldwide, Inc.

February 23, 2007